News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports First Quarter 2011 Financial Results

Revenues for the first quarter increased to $181 million

Plainsboro, New Jersey, April 28, 2011 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2011. Total revenues for the first quarter were $181.0 million, reflecting an increase of $8.3 million, or 5%, over the first quarter of 2010. Excluding the impact of currency exchange rates, revenues increased 4.4% over the first quarter of 2010. We present revenues by product category in a table at the end of this press release.

“In the first quarter, we achieved another period of solid results in a challenging environment. We expect that our growth-driving investments will propel our business forward, including faster revenue growth in the second half of 2011,” said Stuart Essig, Integra’s Chief Executive Officer.

The Company reported GAAP net income of $11.5 million, or $0.38 per diluted share, for the first quarter of 2011, compared to GAAP net income of $15.2 million, or $0.50 per diluted share, for the first quarter of 2010.

Adjusted net income for the first quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $20.0 million, or $0.66 per diluted share, compared to $19.0 million, or $0.63 per diluted share, in the first quarter of 2010.

Integra generated $21.3 million in cash flows from operations and used $5.9 million of cash on capital expenditures in the first quarter of 2011. During the quarter, Integra used $40 million of cash to pay down its revolving line of credit.

Adjusted EBITDA for the first quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $36.6 million, an increase of 8% compared to the first quarter last year.

Adjusted EBITDA excluding stock-based compensation for the first quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $40.7 million, also an increase of 8% compared to the first quarter last year.

Outlook for 2011

The Company is reiterating its revenue and earnings per share guidance for the full year 2011. The Company anticipates revenues between $765 million and $780 million. The Company is guiding to GAAP earnings per diluted share of between $1.97 and $2.12 and to adjusted earnings per diluted share of between $2.87 and $3.02. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Thursday, April 28, 2011 to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2138 and using the passcode 8305582. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay is available through May 12, 2011 by dialing 719-457-0820 and using the passcode 8305582. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as system implementations charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) certain employee termination and related charges; (iii) intangible asset impairment charges; (iv) charges associated with discontinued or withdrawn product lines; (v) systems implementation charges; (vi) facility consolidation, manufacturing and distribution transfer charges; (vii) charges related to restructuring European entities; (viii) expenses related to our Chief Operating Officer joining the Company; (ix) non-cash amortization of imputed interest for convertible debt; (x) intangible asset amortization expense; and (xi) income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended March 31, 2011 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended March 31, 2011 and 2010 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
Total revenues	$181,041	$172,698
Costs and expenses:
Cost of product revenues	64,921	63,224
Research and development	12,153	11,301
Selling, general and administrative	80,084	72,511
Intangible asset amortization	3,011	3,019

Total costs and expenses	160,169	150,055
Operating income	20,872	22,643
Interest income	73	61
Interest expense	(5,469)	(4,541)
Other income (expense), net	(643)	1,146

Income before income taxes	14,833	19,309
Income tax expense	3,346	4,087

Net income	11,487	15,222
Diluted net income per share *	$0.38	$0.50

Weighted average common shares
outstanding for diluted net
income per share	30,185	29,982

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on diluted net income per share for all periods shown above.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Growth in total revenues excluding the effects of currency exchange rates

(In thousands)

	Three Months Ended
	March 31,
	2011	2010	Change
Orthopedics	$72,234	$70,187	3%
Neurosurgery	$68,358	$64,774	6%
Instruments	$40,449	$37,737	7%

Total revenues	$181,041	$172,698	5%
Impact of changes in
currency exchange rates	$(772)	—

Total revenues excluding
the effects of currency
exchange rates	$180,269	$172,698	4%

Items included in GAAP net income and location where each item is recorded

(In thousands)

Three Months Ended March 31, 2011

Item	Total Amount	COPR(a)	R&D(b)	SG&A(c)	Amort.(d)	Interest Exp(Inc)(e)	Other Exp(Inc)(f)	Tax(g)
Acquisition-related charges	$942	$285	$300	$357	—	—	—	—
Certain employee termination and related charges	34	34	—	—	—	—	—	—
Intangible asset impairment charges	248	97	—	—	151	—	—	—
Charges associated with discontinued or withdrawn product lines	100	100	—	—	—	—	—	—
Systems implementation charges	2,655	—	—	2,655	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	1,822	919	—	903	—	—	—	—
Charges related to restructuring European entities	262	—	—	262	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	1,634	—	—	—	—	1,634	—	—
Intangible asset amortization expense*	4,242	1,382	—	—	2,860	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(3,414)	—	—	—	—	—	—	(3,414)
Depreciation expense	5,468
Stock-based compensation expense	4,034

*For the period ending March 31, 2011, “Intangible asset amortization expense” excludes $248 already included in “Intangible asset impairment charges” above.

a)

COPR – Cost of product revenues

b)	R&D – Research and development

c)	SG&A – Selling, general and administrative

d)	Amort. – Intangible asset amortization

e)	Interest Inc(Exp) – Interest income (expense), net

f)	Other Inc(Exp) – Other income (expense), net

g)	Tax – Income tax expense

Three Months Ended March 31, 2010

Item	Total Amount	COPR	R&D	SG&A	Amort.	Interest Exp(Inc)	Other Exp(Inc)	Tax
Acquisition-related charges	$555	$406	$28	$121	—	—	—	—
Certain employee termination and related charges	628	—	—	628	—	—	—	—
Charges associated with discontinued or withdrawn product lines	74	74	—	—	—	—	—	—
Systems implementation charges	136	—	—	136	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	326	256	26	44	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	2,053	—	—	—	—	2,053	—	—
Intangible asset amortization expense	4,482	1,463	—	—	3,019	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(4,458)	—	—	—	—	—	—	(4,458)
Depreciation expense	4,949
Stock-based compensation expense	3,843

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	March 31,
	2011	2010
GAAP net income	$11,487	$15,222
Non-GAAP adjustments:
Depreciation and intangible asset amortization
expense	9,710	9,431
Other (income) expense, net	643	(1,146)
Interest (income) expense, net	5,396	4,480
Income tax expense	3,346	4,087
Acquisition-related charges	942	555
Certain employee termination and related
charges	34	628
Intangible asset impairment charges	248	—
Charges associated with discontinued or withdrawn
product lines	100	74
Systems implementation charges	2,655	136
Facility consolidation, manufacturing and
distribution transfer charges	1,822	326
Charges related to restructuring European entities	262	—

Total of non-GAAP adjustments	25,158	18,571

Adjusted EBITDA	$36,645	$33,793
Stock-based compensation	4,034	3,843

Adjusted EBITDA excluding stock-based compensation	$40,679	$37,636

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
GAAP net income	$11,487	$15,222
Non-GAAP adjustments:
Acquisition-related charges	942	555
Certain employee termination and related
charges	34	628
Intangible asset impairment charges	248	—
Charges associated with discontinued or withdrawn
product lines	100	74
Systems implementation charges	2,655	136
Facility consolidation, manufacturing and
distribution transfer charges	1,822	326
Charges related to restructuring
European entities	262	—
Non-cash amortization of imputed interest
for convertible debt	1,634	2,053
Intangible asset amortization expense	4,242	4,482
Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(3,414)	(4,458)

Total of non-GAAP adjustments	8,525	3,796

Adjusted net income	$20,012	$19,018
Adjusted diluted net income per share *	$0.66	$0.63

Weighted average common shares outstanding for
diluted net income per share	30,185	29,982

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on adjusted diluted net income per share for all periods shown above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31,	December 31,
	2011	2010
Cash and cash equivalents	$104,354	$128,763
Accounts receivable, net	106,117	106,005
Inventory, net	154,601	146,928
Term loan	146,250	148,126
Bank line of credit	60,000	100,000
Convertible securities	156,824	155,154
Stockholders’ equity	527,586	499,963

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to	Projected Year Ended
	Date
	March 31, 2011	December 31, 2011

		Low	High

GAAP net income	$11,487	$59,708	$64,208
Non-GAAP adjustments:
Acquisition-related charges	942	3,240	3,240
Certain employee termination and related charges	34	34	34
Intangible asset impairment charges	248	248	248
Charges associated with discontinued or withdrawn
product lines	100	100	100
Systems implementation charges	2,655	13,000	13,000
Facility consolidation, manufacturing
and distribution transfer charges	1,822	2,190	2,190
Charges related to restructuring European entities	262	720	720
Expenses related to our Chief Operating
Officer joining the Company	-	200	200
Non-cash amortization of imputed interest
for convertible debt
	1,634	6,710	6,710
Intangible asset amortization expense	4,242	16,950	16,950
Income tax expense related
to above adjustments and certain
infrequently occurring items	(3,414)	(16,100)	(16,100)

Total of non-GAAP adjustments	8,525	27,292	27,292

Adjusted net income	$20,012	$87,000	$91,500
GAAP diluted net income per share	$0.38	$1.97	$2.12
Non-GAAP adjustments detailed above
(per share)	$0.28	$0.90	$0.90

Adjusted diluted net income per share	$0.66	$2.87	$3.02

Weighted average common shares
outstanding for diluted net
income per share	30,185	30,300	30,300

Items included in GAAP net income guidance and location where each item is expected to be recorded

(In thousands)

Projected Year Ended December 31, 2011

Item	Total Amount	COPR	R&D	SG&A	Amort.	Interest Exp(Inc)	Other Exp(Inc)	Tax
Acquisition-related charges	$3,240	$780	$300	$2,160	—	—	—	—
Certain employee termination and related charges	34	34	—	—	—	—	—	—
Intangible asset impairment charges	248	97	—	—	151	—	—	—
Charges associated with discontinued or withdrawn product lines	100	100	—	—	—	—	—	—
Systems implementation charges	13,000	—	—	13,000	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	2,190	1,120	—	1,070	—	—	—	—
Charges related to restructuring European entities	720	—	—	720	—	—	—	—
Expenses related to our Chief Operating Officer joining the Company	200	—	—	200	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	6,710	—	—	—	—	6,710	—	—
Intangible asset amortization expense	16,950	5,980	—	—	10,970	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(16,100)	—	—	—	—	—	—	(16,100)

Source: Integra LifeSciences Holdings Corporation